As filed with the Securities and Exchange Commission on May 23, 2024
Registration No 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 North 31st Street, Billings, Montana	59101
(Address of principal executive offices)	(Zip Code)

2023 Equity and Incentive Plan
(Full title of plan)

Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59101
(Name and address of agent for service)

(406) 255-5311
(Telephone number, including area code, of agent for service)

Copy to:

Scott A. Berdan, Esq. Polsinelli PC 1401 Lawrence Street, Suite 2300 Denver, CO 80202 (303) 572-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering 2,000,000 additional shares of common stock, $0.00001 par value, of First Interstate BancSystem, Inc., a Delaware corporation (the “Registrant”), reserved for issuance under the Registrant’s 2023 Equity and Incentive Plan, as amended. These shares are additional securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.
In accordance with General Instruction E to Form S-8, the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2023 (File No. 333-272210), is hereby incorporated by reference.
PART II

Item 3. Incorporation of Documents by Reference
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (File No. 001-34653);
(b)the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (File No. 001-34653), from the Registrant’s definitive Proxy Statement, filed with the Commission under cover of Schedule 14A on April 11, 2024 (File No. 001-34653);
(c)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 3, 2024 (File No. 001-34653);
(d)the Registrant’s Current Reports on Form 8-K filed with the Commission on January 30, 2024 (with respect only to Item 8.01 thereof) (File No. 001-34653), April 2, 2024 (File No. 001-34653), April 24, 2024 (with respect only to Item 8.01 thereof) (File No. 001-34653) and May 23, 2024 (with respect only to Items 5.02 and 5.07 thereof) (File No. 001-34653).
(e)the description of the Registrant’s common stock, which is contained in a Registration Statement on Form 8-A (Amendment No. 3) filed with the Commission on May 25, 2023, as updated by the description contained in Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024 (File No. 001-34653), and any further amendments or reports filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (specifically excluding Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on any such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Exhibit Description
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 25, 2023).
4.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q, filed with the Commission on May 3, 2024).
5.1	Opinion of Polsinelli PC.
23.1	Consent of RSM US LLP, independent registered public accounting firm.
23.2	Consent of Polsinelli PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1	2023 Equity and Incentive Plan (incorporated by reference to Appendix C to the Registrant’s definitive Proxy Statement, filed with the Commission under cover of Schedule 14A on April 11, 2023)
99.2	First Amendment to 2023 Equity and Incentive Plan.
107	Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on the 23rd day of May, 2024.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KIRK D. JENSEN
Kirk D. Jensen
Executive Vice President and General Counsel/Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin P. Riley, Kirk D. Jensen, and Marcy D. Mutch, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID L. JAHNKE		May 23, 2024
David L. Jahnke	Director

/s/ STEPHEN B. BOWMAN		May 23, 2024
Stephen B. Bowman	Director

/s/ ALICE S. CHO		May 23, 2024
Alice S. Cho	Director

/s/ FRANCES P. GRIEB		May 23, 2024
Frances P. Grieb	Director

/s/ THOMAS E. HENNING		May 23, 2024
Thomas E. Henning	Director

/s/ JOHN M. HEYNEMAN, JR.		May 23, 2024
John M. Heyneman, Jr.	Director

/s/ DENNIS L. JOHNSON		May 23, 2024
Dennis L. Johnson	Director

/s/ STEPHEN M. LACY		May 23, 2024
Stephen M. Lacy	Director

/s/ PATRICIA L. MOSS		May 23, 2024
Patricia L. Moss	Director

/s/ JOYCE A. PHILLIPS		May 23, 2024
Joyce Phillips	Director

/s/ DANIEL A. RYKHUS		May 23, 2024
Daniel A. Rykhus	Director

/s/ JAMES R. SCOTT		May 23, 2024
James R. Scott	Director

/s/ JONATHAN R. SCOTT		May 23, 2024
Jonathan R. Scott	Director

/s/ KEVIN P. RILEY	President, Chief Executive Officer and Director	May 23, 2024
Kevin P. Riley	(Principal executive officer)

/s/ MARCY D. MUTCH	Executive Vice President and Chief Financial Officer	May 23, 2024
Marcy D. Mutch	(Principal financial and accounting officer)